Exhibit 10.4

EXECUTION VERSION

Strictly confidential

Vendor Loan Agreement

Project Atmosphere

PBI Holding A/S

Kærup Allé 3

DK 4100 Ringsted

Denmark

CVR-no. 28 15 85 56

(the “Lender”)

and

Mocon, Inc.

7500 Mendelssohn Ave North

Minneapolis,

Minnesota, 55428

USA

(the “Borrower” and together with the Lender referred to as the “Parties” and each of them as a “Party”)

have on 9 March 2012 entered into a share purchase agreement (the “SPA”) concerning the Borrower’s acquisition of shares in PBI-Dansensor A/S, CVR-no. 70 60 38 10 (the “Company”).  The SPA was amended on 29 March 2012 whereby, inter alia, Borrower’s right to purchase the Shares was assigned to MOCON Denmark Holding ApS, CVR-no. 34 46 73 07, a wholly owned subsidiary of MOCON (“Acquisition Co.”). The Parties have agreed that out of the Purchase Price otherwise payable by Acquisition Co. an amount corresponding to the Vendor Loan (as defined below) shall be settled by Borrower entering into this vendor loan agreement (together with the Security Documents (as defined below) the “Agreement”).

Capitalised terms used in this Agreement and not defined herein shall have the meaning ascribed to them in the SPA.

1                                                Loan amount and interest

1.1                                      The Lender has agreed to lend to the Borrower and the Borrower has agreed to owe to the Lender an amount of DKK 37,333,333.33 (the “Vendor Loan”) on the terms set out in this Agreement to be used exclusively to partly finance Acquisition Co.’s purchase of the Shares in the Company under the SPA.

1.2                                      The Vendor Loan shall bear interest of 3.46 percent pro anno from the Closing Date until the date of its full repayment (both dates included). Interest shall accrue on the Vendor Loan semi-annually from the anniversary of the Closing and shall be calculated on a daily basis on the basis of a year of 365 days from and including the Closing Date.

2                                                Repayment

2.1                                      The Vendor Loan together with accrued interest shall be repaid in semi-annual instalments as set out in Schedule 2.1 with the first repayment instalment falling due on 2 October 2012 and the final repayment instalment falling due on the first Business Day following 2 April 2016 (the “Final Repayment Date”). The Borrower is entitled at any time prior to the Final Repayment Date to repay the outstanding Vendor Loan in full or in part, it being understood that any such early repayment shall include payment of accrued interest in an equal proportion to the early repayment amount.

3                                                Gross-up

3.1                                      Any amounts due under this Agreement shall be paid by the Borrower (or the Guarantor, if relevant) without deduction of any amount withheld or deducted pursuant to any Law (the “Withholding”), provided that the Borrower (or the Guarantor, if relevant and as applicable) shall (i) pay to the relevant Person the full amount of the Withholding, (ii) increase the amount payable under the Agreement so that the Lender receives on the due date the full amount it would have received had no such Withholding been made, and (iii) furnish the Lender, within 30 days of such payment of Withholding, with a receipt from the relevant Person deducting or withholding the Withholding and details of a bank account to which the Lender shall transfer refunds, if any, from the relevant Person in accordance with Clause 3.2.

3.2                                      Any Withholding refunded to the Lender from the Person conducting the deducting or withholding shall be reimbursed by the Lender to the Borrower (or the Guarantor, if relevant and as applicable) provided that the Borrower (or Guarantor, if relevant) has paid such amount to the Lender in accordance with Clause 3.1(ii).

3.3                                      If reasonably required to avoid any Withholding, the Lender shall certify that no U.S. person directly or indirectly owns 10% or more of the shares in the Lender.

4                                                Security

4.1                                     Acquisition Co. has entered into and duly perfected a share pledge agreement in the form set out in Schedule 4.1 (the “Security Documents”) creating a first priority pledge of all of the shares in the Company held Acquisition Co. as security for the Vendor Loan.

4.2                                      The Security Documents shall remain in full force and effect until the Vendor Loan including accrued interest has been fully and finally satisfied, unless otherwise accepted in writing by the Lender.

5                                                Undertakings

5.1                                      The Borrower shall procure that Acquisition Co. does not sell its shares in the Company and shall procure that none of the Group Companies sell any substantial part of its assets other than in the ordinary course of business, including any Subsidiary Shares, except with the prior written consent of the Lender.

5.2                                      The Borrower shall procure that the Group Companies do not, save for in the ordinary course of business and/or for intra-group transactions, make any material loans, grant any material credit or give any material financial guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any material financial liability, whether actual or contingent, in respect of any other person that would have a material adverse effect on the Borrower’s (or if relevant, the Guarantor’s) ability to perform its obligations under this Agreement or that materially decrease the net worth of the Group.

5.3                                      The Borrower shall procure that except with the prior written consent of the Lender the Group Companies do not merge or consolidate with, or make any acquisition of, other companies or the assets and business of other companies, or enter into any merger or demerger transaction, except for any restructuring activities that will not have a material adverse effect on the Borrower’s (or if relevant, the Guarantor’s) ability to perform its obligations under this Agreement or that materially decrease the net worth of the Group. The Lender hereby agrees that the Borrower is entitled to merge or consolidate in a similar manner the Borrower’s German subsidiary with the Company’s German subsidiary and the Borrower’s US subsidiary with the Company’s US subsidiary, always provided that any such merger or consolidation shall take place at fair market value.

5.4                                      The Borrower shall procure that all of the assets, operations and liability of the Group are insured against such risks and liabilities and for such amounts as normally adopted by the industry for similar assets, operations and liabilities.

5.5                                      The Borrower shall procure that no material change is made to the general nature or scope of the business of the Group from that carried on at the date of this Agreement to the extent that such changes have a material adverse effect on the Borrower’s (or if relevant, the Guarantor’s) ability to perform its obligations under this Agreement or that materially decrease the net worth of the Group.

6                                                Deduction of Vendor Loan due to claims for indemnification

6.1                                      The Parties have agreed that prior to the termination of this Agreement, either due to (i) the Borrower’s repayment in full of the Vendor Loan including all accrued interest, or (ii) in accordance with Clause 7.2, the outstanding Vendor Loan including accrued interest shall be reduced by the amount of any claims for indemnification (or, for the avoidance of doubt, a part of a claim) raised by the Buyer (or the Assignee) against the Seller under the SPA (x) which the Seller has agreed to settle or (y) which according to a final arbitration award issued pursuant to Clause 20 of the SPA shall be settled by the Seller. The Borrower shall not be entitled to withhold or off-set any amounts due under this Agreement or otherwise reduce the Vendor Loan with accrued interest, unless pursuant to an agreement with the Seller or final arbitration award as referred to in (x) or (y) in the first sentence of this Clause 6.1. For the avoidance of doubt, the Borrower shall not be entitled to withhold any amounts due under this Agreement pending resolution of a claim raised under the SPA.

6.2                                      Reduction of the outstanding Vendor Loan including accrued interest in accordance with Clause 6.1 shall be effected as a reduction of the repayment period by reducing the number of instalments and not (for the avoidance of doubt) by reducing the amount due under each instalment.

6.3                                      Notwithstanding Clause 8.1 of this Agreement, a deduction of the outstanding Vendor Loan including accrued interest as set out in Clause 6.1 shall serve as full and final payment of a corresponding amount of any such claims for indemnification (or, for the avoidance of doubt, a part of a claim) raised by the Buyer (or the Assignee) under the SPA as described in the first paragraph of Clause 6.1.

7                                                Events of Default

7.1                                      Events of Default

Each of the events set out below is an event of default (an “Event of Default”) whether or not caused by any reason whatsoever outside the control of the Borrower (or, if relevant, the Guarantor) or any other person:

7.1.1                            Non-payment

The Borrower does not pay on the due date any amount payable under this Agreement, provided that if non-payment is caused only by administrative or technical error, such event of non-payment shall not constitute an Event of Default when (i) the Borrower has the funds available to make the required payment, and (ii) payment is actually made for value within three (3) Business Days after written demand from the Lender following the due date. In the event that Borrower is more than three (3) Business Days delinquent more than once in a calendar year, a late fee charge equal to 2% of the payment amount will be assessed on all other late payments made during the following calendar year (regardless of whether notice is given by the Lender).

7.1.2                            Breach of other obligations

The Borrower does not comply with any provision of this Agreement (including for the avoidance of doubt any provision of the Security Documents), provided the Lender notifies the Borrower of such non-compliance. If such non-compliance is capable of remedy, such non-compliance shall not constitute an Event of Default, provided that such non-compliance is remedied within ten (10) Business Days after the receipt by the Borrower of notification of non-compliance from the Lender.

7.1.3                            Change of Control

The Borrower (the Guarantor, if relevant), Acquisition Co. or the Company is involved in any transaction which entails a change of control (direct or indirect) in either the Borrower (the Guarantor, if relevant), Acquisition Co. or the Company unless such transaction provides that prior to or simultaneously with the change of control, all amounts due under this Agreement and the Security Documents are repaid in full (including without limitation the full amount of the Vendor Loan including accrued interest whether or not such amounts have become due and payable). For the purposes of this Clause 7.1.3 “control” shall be construed in accordance with the term “bestemmende indflydelse” in Section 7 of the Danish Companies Act.

7.1.4                            Loss of property

A substantial part of the Borrower’s (the Guarantor’s, if relevant), Acquisition Co.’s or a Group Company’s business or assets are destroyed, abandoned, seized, appropriated or forfeited for any reason, provided that such occurrence will have a material adverse effect on the Borrower’s (or, if relevant, the Guarantor’s) ability to perform its obligations under this Agreement.

7.1.5                            Insolvency

(i)                                             The Borrower (or, if relevant, the Guarantor) or Acquisition Co. is (or for the purpose of law is deemed to be) unable to pay its debts as they fall due or becomes insolvent, or admits inability or intention not to pay its debts as they fall due; or

(ii)                                          the Borrower (or, if relevant, the Guarantor) or Acquisition Co., by reason solely of financial difficulties, begins negotiations with one or more of its creditors with a view to readjusting or rescheduling of any of its indebtedness; or

(iii)                                       any step (including petition, proposal or convening a meeting) is taken with a view to the administration, reconstruction, liquidation, winding-up, dissolution or general debt negotiation of the Borrower (or, if relevant, the Guarantor) or Acquisition Co. or any other insolvency proceedings involving the Borrower (or, if relevant, the Guarantor) or Acquisition Co.

With respect to Clauses 7.1.5(i) and 7.1.5(iii) the bankruptcy estate has the right to assume the rights and obligations of the Borrower provided that the bankruptcy estate within seven (7) Business Days from the date of the Lender’s request hereof give Notice to the Lender that the estate assumes the rights and obligations of the Borrower.

7.2                                      Right to Remedy

The Borrower (or, if relevant, the Guarantor) shall, unless specifically stipulated otherwise in this Clause 7 (Events of Default), in case of an Event of Default as set out in Clauses 7.1.3 and 7.1.4, and always provided that such Event of Default is capable of being remedied, be granted fifteen (15) Business Days to remedy such default from the date when the Borrower receive notice thereof.

7.3                                      Acceleration

Upon an Event of Default and at any time during the occurrence of an Event of Default, the Lender may by Notice to the Borrower:

(i)                                             demand that all or part of the Vendor Loan, together with accrued interest be immediately due and payable whereupon they shall become immediately due and payable; and/or

(ii)                                          without prejudice to the Lender’s other rights, with or without Notice to the Borrower (or, if relevant, the Guarantor), take such other action as is available to the Lender under this Agreement.

8                                                Assignment

8.1                                      The Borrower may not assign its rights or obligations under the Agreement without the prior written approval of the Lender except where such assignment is made to a direct or indirect subsidiary of the Borrower (excluding for the avoidance of doubt any Group Company) and comprises all rights and obligations under the Agreement, excluding the obligations set forth in Clause 3, and always subject to the guarantee set forth in Clause 8.2. For the avoidance of doubt, the Security Documents shall not be affected by any such assignment by the Borrower.

8.2                                      In the event of an assignment by the Borrower as set out in Clause 8.1  MOCON, Inc. as guarantor (the “Guarantor”) accepts to unconditionally and irrevocably guarantee the payment and performance on demand (in Danish “kautionere som selvskyldner”) of the Borrower’s obligations under this Agreement as and when due. Assignment by the Guarantor of any rights or obligations under the Agreement cannot take place without the prior written approval of the Lender.

9                                                Confidentiality

9.1                                      The Parties (and, if relevant, the Guarantor) undertake not to disclose this Agreement in whole or in part, or any information relating to disputes arising out of this Agreement, to any other party without the prior written consent of both Parties (and, if relevant, the Guarantor), except to the extent that such disclosure is stipulated in this Agreement or is required by Law, securities exchange regulations or any governmental filing necessary to fulfil the transactions contemplated by this Agreement. If this Agreement or any information relating to disputes arising out of this Agreement must be disclosed pursuant to the previous sentence, the party required to make the disclosure will, to the extent legally permissible, promptly notify the other party (or parties, if relevant) thereof and cooperate with the other party (or parties, if relevant), at such party’s (or parties’, if relevant) expense, if the other party (or parties, if relevant) should seek to obtain an order or other reliable assurance that confidential treatment will be accorded to the information being disclosed.

10                                         Choice of law and venue

10.1                               This Agreement shall be governed by the laws of Denmark disregarding the conflict of law principles thereof.

10.2                               Subject to Clause 11.1 any dispute or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the rules of procedure of the Danish Institute of Arbitration (Danish Arbitration).

10.3                               The arbitration tribunal shall be composed of three arbitrators.

10.4                               The Lender shall appoint one arbitrator and the Borrower (jointly with the Guarantor, if relevant) shall appoint one arbitrator. The Danish Institute of Arbitration shall appoint a third arbitrator who shall be the chairman of the arbitration tribunal. If a Party has not appointed an arbitrator within 30 days of having requested or received notice of the arbitration, such arbitrator shall be appointed by Danish Institute of Arbitration.

10.5                               The place of arbitration shall be Copenhagen.

10.6                               The language of the arbitration shall be English.

11                                         Enforcement

11.1                               This Agreement is enforceable in accordance with Section 478, paragraph 1, number 5 and paragraph 4 of the Danish Administration of Justice Act (Retsplejelovens § 478, stk. 1, nr. 5 og stk. 4).

[SIGNATURES ON NEXT PAGE]

On behalf of PBI Holding A/S as Lender:

/s/ Erik D. Jensen
Name: Erik D. Jensen
Title:

/s/ Lene Stengage
Name: Lene Stengade
Title:

On behalf of MOCON, Inc. as Borrower:

/s/ Darrell B. Lee
Name: Darrell B. Lee
Title: Chief Financial Officer

[Signature page to the Vendor Loan Agreement (Without Guarantor)]

For and on behalf of MOCON Denmark Holding ApS for acknowledgement of Clause 4.

/s/ Darrell B. Lee
Name: Darrell B. Lee
Title: Managing Director

[Signature page to the Vendor Loan Agreement (Without Guarantor)]